UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Comcast Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ONE COMCAST CENTER PHILADELPHIA, PA 19103	Your Vote Counts! COMCAST CORPORATION 2023 Annual Meeting Vote by June 6, 2023 11:59 PM ET

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You invested in COMCAST CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 7, 2023.

Get informed before you vote

View the Notice of Internet Availability of Proxy Materials, the Proxy Statement and the Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 24, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote before the meeting, visit www.ProxyVote.com
Control #

Vote Virtually at the Meeting* June 7, 2023 9:00 a.m. Eastern Time
Virtually at: comcast.onlineshareholdermeeting.com

*	In lieu of voting before, you may vote at the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items					Board Recommends
1.	Election of Directors
Nominees:
	01 - Kenneth J. Bacon	04 - Edward D. Breen	07 - Maritza G. Montiel	10 - Brian L. Roberts	For
	02 - Thomas J. Baltimore, Jr.	05 - Gerald L. Hassell	08 - Asuka Nakahara
	03 - Madeline S. Bell	06 - Jeffrey A. Honickman	09 - David C. Novak
2.	Ratification of the appointment of our independent auditors				For
3.	Approval of Comcast Corporation 2003 Omnibus Equity Incentive Plan				For
4.	Approval of Amended and Restated Comcast Corporation 2002 Employee Stock Purchase Plan				For
5.	Advisory vote on executive compensation				For
6.	Advisory vote on the frequency of the vote on executive compensation				Year
7.	Shareholder proposal to perform independent racial equity audit				Against
8.	Shareholder proposal to report on climate risk in default retirement plan options				Against
9.	Shareholder proposal to set different greenhouse gas emissions reduction targets				Against
10.	Shareholder proposal to report on political contributions and company values alignment				Against
11.	Shareholder proposal to report on business in China				Against
Please refer to page 1 of this notice to view the voting instructions.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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